Exhibit 99.1

DALRADA PRESS RELEASE -- DRAFT

Dalrada Announces Organization Changes
Spin-Off of Solvis Group subsidiary to reduce operating expenses and improve operating efficiency

SAN DIEGO, Dec. 19 /PRNewswire-FirstCall/ -- Dalrada Financial Corporation ( OTC Bulletin Board: DFCO), a financial services company devoted to assisting small to medium size businesses announced today that it has made certain organizational changes that are intended to reduce certain operating expenses, improve operating efficiency, and strengthen its core business.

The Solvis Group, Inc. (Pink Sheets - SLVG) is currently an 80%-owned subsidiary of Dalrada and is focused on providing temporary staffing to the medical, industrial, and call center industries. Additionally, Solvis provides staff leasing and human resources services to a number of clients, primarily in California.

Effective January 1, 2007, pursuant to an agreement between Dalrada and Solvis, Solvis will transfer its staff leasing subsidiary and its investment in an insurance company to Dalrada. Dalrada will transfer its Heritage Staffing subsidiary to Solvis and return all but 9.9% of its ownership in Solvis. The effect of the transaction will be reported on the respective financial reports of Dalrada and Solvis.

As part of these contemplated changes, Brian Bonar, CEO of both Dalrada and Solvis, resigned as a Director and CEO of Solvis. He remains Chairman and CEO of Dalrada. Eric Gaer, a director of Dalrada and Solvis, resigned his seat on the Dalrada Board and was appointed CEO of Solvis, effective December 1, 2006. Gaer remains a director of Solvis.

“We believe this transaction will enable both companies to focus on their core competencies,” said Brian Bonar, Dalrada’s Chairman and CEO. “Dalrada’s growth in staff leasing has been quite dramatic over the past year and is expected to continue,” he added.

Dalrada provides employer business solutions to small and medium-size businesses. Its customers outsource many administrative tasks associated with human resources management to Dalrada. Services include payroll processing, workers' compensation insurance, employee benefits (including 401k and health insurance plans), and business risk management (including general and professional liability insurance), and staffing services.

Solvis provides staffing services through its subsidiary companies and operating groups, which include: Solvis Medical Staffing, Solvis Home Health Care, Staffing Partners, CallCenterHR™ and Solvis Financial Services.

About Dalrada Financial

Dalrada Financial Corporation provides employer business solutions to small to medium-size businesses. The Company assists clients in providing a wide variety of management and employee programs that increase business efficiency. These include: payroll and human resources support, staffing, employee benefits, risk management insurance (including workers' compensation and business liability), financial management, and other business management products and services.

Information on the Dalrada family of companies is available at: www.dalrada.com and www.allstaffing.com.

About The Solvis Group:

The Solvis Group includes a number of operating units, including Solvis Medical Staffing, Solvis Home Health Care, Staffing Partners, Solvis Financial Services, and CallCenterHR™. The Company provides staffing services to the health care, industrial, and call center industries. Its financial services unit provides a variety of innovative financial services to businesses, including comprehensive human resource administration, workers compensation coverage and employee benefits.

Information on The Solvis Group, Inc. and its subsidiaries is available at: www.thesolvisgroup.com and www.solvismedicalstaffing.com, and www.solvishomehealthcare.com.

Safe Harbor:

Statements in this press release may constitute forward-looking statements and are subject to numerous risks and uncertainties, including the failure to complete successfully the development of new or enhanced products, the Company's future capital needs, the lack of market demand for any new or enhanced products the Company may develop, any actions by the Company's partners that may be adverse to the Company, the success of competitive products, other economic factors affecting the Company and its markets, seasonal changes, and other risks detailed from time to time in the Company's filings with the U.S. Securities and Exchange Commission. The actual results may differ materially from those contained in this press release. The Company disclaims any obligation to update any statements in this press release.

Contact:
Tim Clemensen
Rubenstein Investor Relations
212-843-9337
tclemensen@rubensteinir.com